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                ASSET PURCHASE AND SALE AGREEMENT




                             BETWEEN





              EL COMANDANTE MANAGEMENT COMPANY LLC
                          (the "Buyer")




                               and





               EL COMANDANTE OPERATING COMPANY LLP
                         (the "Seller")











(PAGE)            ASSET PURCHASE AND SALE AGREEMENT


     This Asset Purchase and Sale Agreement dated as of December
19, 1997 made between the Persons appearing on the cover page hereto.

                            RECITALS

     (a) Seller is lessee and operator of the El Comandante Race Track located in Canovanas, Puerto Rico (the "Race Track") pursuant to that certain Amended and Restated Lease Agreement dated as of December 15, 1993, as amended, by and between Housing Development Associates S.E. ("HDA") and Seller (the "Lease").

     (b) The Lease proved that (i) upon an event of default, all of Seller's contracts and agreements for the operation of the Race Track shall be assigned to HDA, and (ii) upon termination of the Lease, Seller shall sell and HDA shall purchase all of Seller's personal property used in the operation of the Race Track.

     (c)  On October 31, 1997 HDA delivered to Seller a Notice of
Termination citing uncured events of default and other grounds for terminating the Lease effective December 31, 1997.

     (d) As a result of the foregoing HDA has formed Buyer as a wholly owned subsidiary for the purpose of acquiring the Assets
(defined below ) and assuming the Contracts (defined below).

     (e) Effective on the Closing Date, Buyer and HDA shall enter into a lease agreement (the "New Lease") providing for Buyer to operate the Race Track on substantially the same terms as the Lease.

                            AGREEMENT

     In consideration of the foregoing recitals, which are incorporated herein and made a part hereof, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties hereto, intending to be legally bound, hereby agree as follows:




(PAGE)                      ARTICLE 1
                    DEFINITIONS; CONSTRUCTION

     Section 1.1 Definitions. For purposes of this Agreement, unless the context clearly indicates otherwise, the following capitalized terms have the following meanings:

     "Agreement" this Asset Purchase and Sale Agreement and Bill Of Sale, including all Exhibits and Schedules hereto.

     "Applicable Law" any applicable law, rule, regulation, or ordinance of any Governmental Authority to which Seller, the Business or the Assets is subject.

     "As Is" the condition and state of repair of the Assets existing on the Closing Date.

     "Assets" Tenant's Personal Property, the Contracts, the
Franchises, the Intellectual Property, the Receivables, and the Permits owned or held by Seller as of the Closing Date.

     "Auditors" Arthur Andersen LLP or such other independent public accounting and auditing firm as may be selected by Buyer and acceptable to Seller to prepare an audit of the Business as of the Closing Date.

     "Business" the operation in the Demised Premises of the business known as El Comandante racetrack and related off-track betting operations.

     "Buyer" has the meaning set forth in the cover page of this Agreement.

     "Closing Date" as of 12:01 a.m. San Juan Time on January 1,
1998.

     "Closing Date Balance Sheet" an audited, statement of assets and liabilities of Seller as of the Closing Date to be prepared and examined by and accompanied by the report of the Auditors.

     "Commonwealth" the Commonwealth of Puerto Rico.

     "Contracts" all of the rights and obligations by or against Seller in and under contracts, leases of personal property, licenses, purchase and sales orders, non-competition agreements, permits, employee contracts, insurance contracts, agents contracts,
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horse owners contracts, television contracts, off -track betting transmission contracts, and supplier contracts, marketing programs, promotional programs and advertising programs, and all claims, rights and obligations by or against Seller whether contingent or otherwise, including those listed on Exhibit "A".

     "Demised Premises" shall have the meaning assigned thereto in the Lease.

     "Dollar" or "$" United States of America dollars.

     "Encumbrance" any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, lease, lien
(statutory or otherwise), security interest or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement.

     "Environmental Laws" all Applicable Laws existing on the Closing Date relating to the protection of the environment, including all applicable requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, whether solid, liquid or gaseous in nature.

     "Financial Statements" the unaudited interim statement of assets and liabilities of Seller and the related statements of sales, costs and expenses for the period ended November 30, 1997, prepared by Seller.

     "Franchises"  all franchises of the Seller.

     "Governmental Authority" any government of any nation, state, the Commonwealth or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HDA" has the meaning set forth in the Recitals of this Agreement.

     "Intellectual Property" Trade Names and any other inventions, know how, patents, trade names, trademarks, designs, service names,
(PAGE)
service marks, copyrights and logos, if any, owned by Seller or as to which Seller has rights.

     "Lease" has the meaning set forth in the Recitals of this Agreement.

     "Liabilities" the liabilities of the Business on the Closing
Date, as shown in the Closing Date Balance Sheet, including but not limited to those shown in Exhibit "B".

     "License" the license to operate the Business issued by the Commonwealth's Racing Board..

     "Material Adverse Change" a material adverse change in the Business (financially or otherwise), taken as a whole; provided, however, that neither (i) the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide national or local conditions (political, economic, regulatory or otherwise) that adversely affect industries related to any products of the Business generally, or adversely affect a broad group of industries generally, in each case where such events, circumstances or conditions do not adversely affect the Business disproportionately, nor (ii) any effects of competition or changes in price of products, raw materials or component products, shall be deemed to give rise to a Material Adverse Change.

     "Material Adverse Effect" an effect that would result in a Material Adverse Change; provided, however, that neither (i) the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide, national or local conditions (political, economic, regulatory or otherwise) that adversely affect industries related to any products of the Business generally, or adversely affect a broad group of industries generally, in each case where such events, circumstances or conditions do not adversely affect the Business disproportionately, nor (ii) any effects of competition or changes in prices of products, raw materials or component products, shall constitute a Material Adverse Effect.

     "Motor Vehicles" all automobiles, trucks, forklifts, and other motor driven vehicles (whether on wheels or tracks) owned by Seller and used exclusively by the Business.

     "New Lease" has the meaning set forth in the Recitals of this Agreement.
(PAGE)
     "Notice of Termination" the letter of HDA to Seller dated
October 31, 1997, whereby the Lease was terminated effective
December 31, 1997 (Exhibit "C" ).

     "Party" a Person named as entering into this Agreement.

     "Permit" all approvals, authorizations, consents, licenses, franchises, orders and other permits of any Governmental Authority.

     "Person" any natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company or other organization irrespective of whether it is a legal entity, and any Governmental Authority.

     "Receivables" all amounts payable by any person to Seller as of the Closing Date whether contingent or otherwise arising from the operations of the Business.

     "Seller" has the meaning set forth in the cover page of this Agreement.

     "Settlement Date" 15 calendar days after the date in which the Closing Date Balance Sheet is notified by the Auditors to Buyer.

     "Tax" any tax, charge, fee, levy, duty, impost, withholding or other assessment, together with any interest and penalties, additions to tax and additional amounts imposed by any Governmental Authority.

     "Tenant's Personal Property" shall have the meaning assigned thereto in the Lease.

     Section 1.2    Rules of Construction.

          1.2.1     Unless otherwise specified herein, all
accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

          1.2.2 All the agreements or instruments herein defined shall mean such agreements or instruments as the same may
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from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          1.2.3     Unless this Agreement clearly requires
otherwise, words of masculine gender shall be construed to include the correlative words of feminine and neuter genders and vice versa, and words of singular number shall be construed to include correlative words of plural number and vice versa.

          1.2.4 The words "herein", "hereof", and "hereunder" and words of similar import refer to this Agreement as a whole.

          1.2.5 This Agreement and all the provisions hereof shall be liberally construed to effectuate the purposes set forth herein and to sustain the validity hereof.

          1.2.6 All references herein to particular articles, sections, or exhibits, are references to articles, sections, or exhibits of this Agreement unless some other reference is established.

                            ARTICLE 2
                   PURCHASE AND SALE OF ASSETS

     Section 2.1 Purchase and Sale - As Is. Subject to the terms and conditions hereof, Seller hereby sells, assigns, transfers, grants, bargains, delivers and conveys to Buyer, and Buyer purchases from Seller, on an As Is basis, all of the right, title and interest of Seller in and to the Assets.

     Section 2.2 Assignability and Consents. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any order, Contract, agreement, lease, commitment, license, Franchise, permits, authorization or concession if an attempted assignment thereof, without the consent of another party thereto or any Governmental Authority, would constitute a breach thereof. Seller shall use all reasonable efforts and Buyer shall cooperate in all reasonable respects with Seller to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey the Assets to Buyer.

     Section 2.3 Assumption of Liabilities. Buyer hereby assumes, and shall hereinafter pay, perform and discharge as and
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when due, the Liabilities.

     Section 2.4 Transfer Taxes. Buyer shall be responsible for all transfer, registration, excise and similar taxes and fees assessed or payable in connection with the transfer of the Assets.

     Section 2.5 Purchase Price. Buyer, in consideration for the sale, transfer, conveyance and assignment of the Assets, shall pay to Seller, on the Settlement Date, an amount equal to the difference, if any, between the depreciated book value of the Assets and the aggregate amount owed by Seller on the Liabilities, all pursuant to the Closing Date Balance Sheet.

                            ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth on the Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows:

     Section 3.1 Corporate Organization of the Company. Seller is a duly organized and validly existing corporation under the laws of the Commonwealth, and in good standing under the laws of the Commonwealth. Seller has the power and authority to own, lease and operate the Assets, to own and to conduct its business as presently being conducted. Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

     Section 3.2 Power and Authority to Sell. Seller has full right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto and to consummate the transactions contemplated of it hereunder and thereunder; and the consummation by Seller of all transactions contemplated of it hereunder and thereunder has been duly authorized by all necessary corporate action. This Agreement constitutes, and when executed and delivered each of the other agreements, documents and instruments to be executed by Seller pursuant hereto will constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws or other similar laws affecting enforcement of creditor's rights generally or by general principles of equity (regardless of whether such enforcement is (PAGE) considered in a proceeding in equity or at law).

     Section 3.3 Financial Statements. Correct and complete copies of the Financial Statements are attached hereto as Schedule
3.3. The Financial Statements fairly present, in all material respects, the assets, liabilities, gross income, cost and expenses of Seller as of the date thereof.
     Section 3.4 Taxes. Seller has timely filed, all federal, Commonwealth, local and foreign Tax reports and returns required to be filed by it for the Business prior to the date hereof, and the full amount of Taxes, if any, together with interest and penalties thereon, shown to be due on such Tax returns have been timely paid. To the knowledge of Seller, the foregoing Tax returns reflected accurately the facts regarding the income, business, assets, operations and activities of the Business and any other information required to be shown thereon. To the knowledge of Seller, there are no claims pending against Seller for deficient or past due taxes, nor is any unassessed tax deficiency proposed against Seller.

     Section 3.5 No Conflict or Violation. Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated to be consummated by Seller hereby nor compliance by Seller with any of the provisions hereof will: (i) violate or conflict with any provision of the certificate of incorporation, bylaws, or comparable organizational documents of Seller; (ii) violate or conflict with, in any material respect any Applicable Law, or any order, judgment, writ, injunction, decree or award applicable to Seller, or constitute an event which, with the giving of notice, lapse of time, or both, would result in any such violation or conflict; (iii) except as set forth on Schedule 3.5, result in a violation or breach of, or constitute a default (or an event which, with the giving or notice or the lapse of time or both, would become a default) under any material agreement, note, bond, mortgage, indenture, license, permit or instrument to which Seller is a party or by which any of the Assets are bound, or (iv) result in the imposition of any Encumbrance on any Asset , or an event which, with the giving of notice, lapse of time, or both, would result in any such imposition.

     Section 3.6 Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened against or directly affecting the Assets or the Business before any Governmental Authority which
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challenges the validity of this Agreement or otherwise seeks to prevent the consummation of the transactions contemplated hereunder or which, if adversely determined, would have a Material Adverse Effect. No judgment, order, writ, injunction, decree or assessment of any Governmental Authority is presently in effect which would have a Material Adverse Effect.

     Section 3.7    Consents and Approvals.  Except as set forth on
Schedule 3.7, no consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Seller or the Business in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated to be consummated by Seller hereunder.

     Section 3.8    Assets; Title.   Since November 30, 1997,
there have been no acquisitions or dispositions of Assets except in the ordinary course of business and consistent with the past practices of the Business. The Seller possesses good and marketable title to the Assets (other than property leased to Seller, in which the case Seller possesses a valid right to use such property), and none of the Assets are subject to any Encumbrances.

(PAGE)
    Section 3.9    Contracts.

          3.9.1  Schedule 3.9 lists

          (i) all employment Contracts to which Seller is a party with employees of the Business; and

          (ii) each written Contract to which Seller is a party which (a) is not terminable by Seller on one hundred twenty or fewer days' notice at any time without penalty, or (b) has a remaining term, as of the date of this Agreement, of over one year in length, or involves the receipt or payment after the Closing Date of more than $200,000.

          3.9.2 To Seller's knowledge, the Seller is not in breach or violation of, or in default under any of the Contracts, and no event has occurred which, with the giving of notice, lapse of time, or both, would constitute such a breach, violation or default by the Seller, excluding in any case such breaches, violations and defaults which, individually or in the aggregate, would not have a Material Adverse Effect. All of the Contracts (a) constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws or other similar laws affecting enforcement of creditor's rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) to Seller's knowledge, constitute the valid and binding obligation of the other parties thereto, enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws or other similar laws affecting enforcement of creditor's rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     Section 3.10 Environmental Matters. To the knowledge of Seller, except as set forth on Schedule 3.10, neither the ownership or use of the Assets, violates Environmental Laws and no condition or event has occurred with respect to the Business or Assets which, with the giving of notice, lapse of time, or both, would constitute a violation of Environmental Laws, excluding in any event such violations, conditions and events which, individually or in the aggregate, would not have a Material Adverse Effect.

(PAGE)
     Section 3.11   Material Adverse Change; Absence of Undisclosed
Liabilities.   Except (a) for liabilities and obligations incurred
in the ordinary course of business since November 30, 1997 , since said date, Seller has not incurred any liabilities or obligations (whether direct, indirect, accrued, contingent or otherwise) material to the Business that would be required to be reflected or reserved against in a balance sheet of the Business, or in the notes thereto.

     Section 3.12 Permits. Seller has all Permits necessary for the conduct of the Business except for any Permits the absence of which would not have a Material Adverse Effect. Seller has not received notice that it is operating the Business in default or violation of any of the Permits, except for any such defaults or violations which would not have a Material Adverse Effect. A complete and correct list of all material Permits is set forth on
Schedule 3.12.

     Section 3.13 Compliance with Laws. Seller, in operating the Business, is in compliance with all Applicable Laws, except such non-compliance which would not have a Material Adverse Effect.

     Section 3.14   Employees; Labor Matters; Benefit Plans.

     3.14.1 Except as set forth in Schedule 3.14 and for such violations, claims, changes, disputes, actions, grievances and arbitrations which, individually or in the aggregate, would not have a Material Adverse Effect, to Seller's knowledge, Seller, in operating the Business, is in material compliance with all Applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, there is no unfair labor practice complaint against Seller arising from the operation of the Business pending before the National Labor Relations Board or other agency, there is no claim or charge before the Equal Employment Opportunity Commission or other similar state agency arising from the operation of the Business, and there is no labor strike, material dispute, slowdown or stoppage pending against the Business.

     3.14.2 Seller maintains a pension plan with respect to employees of the Business, which Buyer assumes pursuant to the terms of this Agreement. A copy of said plan has been delivered to Buyer prior to the date hereof. Seller maintains no other employee benefit plan, including, without limitation, deferred compensation or severance plan.
(PAGE)
                            ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to
Seller:

     Section 4.1 Organization. Buyer is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware, and has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

     Section 4.2 Authorization. Buyer has full right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto and to consummate the transactions contemplated of it hereunder and thereunder and the consummation by Buyer of all transactions contemplated of it hereunder and thereunder has been duly authorized by all necessary corporate action. This Agreement constitutes, and when executed and delivered each of the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute a legal, valid and binding obligation of Buyer enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws or other similar laws affecting enforcement of creditor's rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     Section 4.3 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated to be consummated by Buyer hereby nor compliance by Buyer with any of the provisions hereof will: (i) violate or conflict with any provision of the certificate of formation, operating agreement, or comparable organizational documents of Buyer; (ii) violate or conflict with, in material respect, any Applicable Law or any order, judgment, writ, injunction, decree or award applicable to Buyer, or constitute an event which, with the giving of notice, lapse of time, or both, would result in any such violation or conflict; or (iii) result in a violation or breach of, or constitute a default (or an event which, with the giving of notice or the lapse of time or both, would become a default) under any material agreement, note, bond, mortgage, indenture, license, permit or instrument to which Buyer
(PAGE)
is a party or by which any of its assets are bound.

     Section 4.4 Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of Buyer, threatened before any Governmental Authority which challenges the validity of this Agreement or otherwise seeks to prevent the consummation of the transactions contemplated hereunder or which, if adversely determined, would adversely affect the ability of Buyer to perform its obligations hereunder.

     Section 4.5 Consents and Approvals. No consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Buyer in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated to be consummated by Buyer hereunder.

     Section 4.6 Brokers. No agent, broker or other Person acting pursuant to express or implied authority of Buyer is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or, pursuant to express or implied authority of Buyer, will be entitled to make any claim against Seller for a commission or finder's fee.

     Section 4.7 Financial Ability to Close. Buyer specifically represents and warrants to Seller that Buyer presently has and at Closing will have the financial ability to perform Buyer's obligations under this Agreement.

     Section 4.8 Employment of Business Employees. Buyer will offer employment to all the employees of the Business. Said offer of employment will be under terms and conditions substantially equivalent to those prevailing immediately prior to the Closing Date, except for pension plan, long and short term disability insurance coverage, life insurance coverage and medical insurance coverage now being provided by Seller. Buyer shall recognize the vacation leave accumulated (and accrued on the books) as of the Closing Date.


                            ARTICLE 5
                       FURTHER AGREEMENTS

     Section 5.1    Assignment of Contracts.  Seller assigns,
(PAGE)
transfers and delivers to Buyer, and Buyer accepts and assumes all of Seller's obligations in the Contracts.

     Section 5.2    Assignment of Permits.  Seller assigns,
transfers and delivers to Buyer, and Buyer accept and assumes all of Seller's obligations in the Permits.

     Section 5.3    Racing License.     Upon termination of the
Lease, Seller hereby surrenders all right in the License. Seller shall use its best efforts to cause the Racing Board to grant a new license to Buyer to operate the Race Track and the Business commencing on the Closing Date.

     Section 5.4    Survival of Covenants, Representations and
Warranties. All representations, warranties and covenants made by the Parties in this Agreement shall survive the Closing Date and continue in full force and effect thereafter.

     Section 5.5 Power of Attorney. Seller hereby irrevocably constitutes and appoints Buyer its true and lawful attorney-in-fact with full power of substitution and in name and stead of Seller, but on behalf of and for the benefit of Buyer, to (i) demand and receive the Assets, including to execute any document or instrument necessary or appropriate to confirm unto Buyer clear title to the Assets, (ii) collect for the account of Buyer all receivables payable to Seller on the Closing Date, and (iii) institute, prosecute, defend or settle, in the name of Seller or otherwise, but for the benefit of Buyer, any and all proceedings at law or equity which Buyer may deem proper relating to the Assets or the Business.

                            ARTICLE 6
                       GENERAL PROVISIONS

     Section 6.1 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is signed by the Party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     Section 6.2    Approvals and Consents.  If any provision
(PAGE)
hereof requires the approval or consent of any Party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

     Section 6.3 Assignments. No Party may assign or transfer any of its rights or obligations under this Agreement to any other Person without the prior consent of the other Party.

     Section 6.4 Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     Section 6.5 Compliance with Law. None of the terms or provisions of this Agreement require any of the Parties to take any action prohibited by, or contrary to, Applicable Law.

     Section 6.6 Facsimile Execution. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier shall be treated as an original document. The signature of any Party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy document shall be re-executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     Section 6.7 Counterparts. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories on the same counterpart.

     Section 6.8 Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.

     Section 6.9 Exhibits and Schedules. All of the Exhibits and Schedules attached to this Agreement are deemed incorporated
(PAGE)
herein by reference.

     Section 6.10 Failure or Delay. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case entitles such Party to any other or further notice or demand in similar or other circumstances.

     Section 6.11 Further Assurances. The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     Section 6.12 Governing Law. This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the Commonwealth applicable to contracts made and to be performed wholly within the Commonwealth, without regard to choice or conflict of laws rules.

     Section 6.13 Legal Fees, Costs. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs and expenses; provided, however, that the provision of this Section 6.13 shall not in any way limit the rights of any Party hereto against the other Party with respect to a breach by such other Party of its obligations hereunder.

     Section 6.14 Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (a) when delivered in person; (b) on the date noted on the return receipt of the delivery date or attempted delivery date, when mailed by United States mail, first class, return receipt requested first class postage prepaid; (c) in the case of overnight courier services, on the day of delivery by the overnight courier service with payment provided for; or (d) in the case of telex or telecopy or fax, when sent, verification received, in each case addressed as follows:




(PAGE)
     (i)  if to Buyer:

          -------------------------------------

          -------------------------------------

          -------------------------------------

          Fax #:  (    )

     with a copy to:

          --------------------------------------------------------

          --------------------------------------------------------

          --------------------------------------------------------

          Fax #:  (    )


     (ii) if to Seller:

          --------------------------------------------------------
          Attention:
                     ---------------------------------------------

          --------------------------------------------------------

          --------------------------------------------------------

          Fax #:    (    )                                      ]

     with a copy to:

          Fiddler, Gonzalez & Rodriguez
          Chase Manhattan Bank Building
          Fifth Floor
          Hato Rey, Puerto Rico
          Post Office Box 363507
          San Juan, Puerto Rico  00936-3507
          Attention: Julio L. Aguirre, Esquire
          Fax # (787) 759-3108


(PAGE)
     and to:

          Covington & Burling
          1201 Pennsylvania Avenue, NW
          Washington, D.C.  20004
          Attention: Andrew Jack, Esquire
          Fax #: (202) 778-5232

or to such other address as any Party may designate by notice to the other Parties in accordance with the terms of this Section.

     Section 6.15   Publicity.  Any publicity release,
advertisement, filing, public statement or announcement made by or at the request of any Party regarding this Agreement hall be first reviewed by and must be satisfactory and consented to the other
Parties, which consent will not be unreasonably withheld.

     Section 6.16 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     Section 6.17 Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the Parties and their respective administrators or other legal representatives and permitted successors and assigns.

     Section 6.18 Third-Party Beneficiary. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     Section 6.19 Bulk Sales Law. Buyer hereby waives compliance by Seller with the laws or any jurisdiction, including without limitation the laws of the Commonwealth, relating to bulk transfers which may be applicable in connection with the transfer of the Assets to Buyer.

(PAGE)
     Section 6.20 Signature Warranty. Each Person executing this Agreement warrants that he is authorized to do so on behalf of the Party for whom he signs this Agreement.

     Section 6.21   Effectiveness.  This Agreement shall be
effective as of the date hereof upon the approval by the Commonwealth's Racing Board of the New Lease.

     IN WITNESS WHEREOF, Buyer and Seller have caused this
Agreement to be executed by their respective officers, as of the date first set forth above.